Exhibit 10.1

Regions Financial Corporation 2025 Long Term Incentive Plan
1.GENERAL PURPOSE
The purpose of the Regions Financial Corporation 2025 Long Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Regions Financial Corporation and its Subsidiaries, by linking the personal interests of their employees, officers and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company by increasing its ability to motivate, attract, and retain the services of employees, officers, directors, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors. If approved by stockholders of Regions Financial Corporation, the Plan will replace the Regions Financial Corporation 2015 Long Term Incentive Plan (“2015 Plan”) for Awards granted after the Effective Date. Beginning on the Effective Date, no further awards will be made under the 2015 Plan, but this Plan will not affect the terms or conditions of any awards made under the 2015 Plan before the Effective Date.
2.DEFINITIONS & INTERPRETATION
(a)For purposes of the Plan, the following terms have the meanings assigned below:
“Acquisition Awards” has the meaning assigned in Section 4(c).
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash Awards, or Other Awards under the Plan, which Awards may be issued in consideration of service rendered to the Company, its Subsidiaries and or its Affiliates.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee.
“Beneficial Owner” (and all variations thereof) will have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Award” means an award denominated in cash that is granted pursuant to Section 12.
“Cause ” means termination of the Grantee’s employment by the Company or a Subsidiary or Affiliate due to (i) a material violation of (A) the Company’s Code of Business Conduct and Ethics, (B) the Grantee’s fiduciary duties to the Company, or (C) any law, provided such violation has materially harmed the Company, (ii) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or a Subsidiary (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness), or (iii) the occurrence of any event constituting “cause” within the meaning of a Grantee’s then-applicable employment agreement with the Company or one of its Subsidiaries or Affiliates.
“Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Grantee and the Company, provided, however that if there is no such change in control agreement, it shall mean any of the following events:

(i)the acquisition by any “Person” (as the term “person” is used for the purposes of Section 13(d) or 14(d) of the Exchange Act) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) of the combined voting power of the then-outstanding securities of the Company entitled to vote in the election of directors (the “Voting Securities”); or
(ii)individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Incumbent Directors then on the Board, or the Nominating and Corporate Governance Committee of the Board, shall be an Incumbent Director, unless such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(iii)the consummation of a merger, amalgamation, consolidation, reorganization, statutory share exchange, or similar form of corporate transaction involving the Company, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company (each a “Business Combination”), unless such Business Combination is a “Non-Control Transaction.” A “Non-Control Transaction” is a Business Combination immediately following which the following conditions are met:
(A)the stockholders of the Company immediately before such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such Business Combination owns the Company or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Company Voting Securities immediately before such Business Combination;
(B)at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial Business Combination agreement; and
(C)no person other than (1) the Company or any of its Subsidiaries, (2) the Surviving Corporation or its ultimate parent corporation, or (3) any employee benefit plan (or related trust) sponsored or maintained by the Company immediately prior to such Business Combination beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities entitled to vote in the election of directors; or
(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.
Notwithstanding the foregoing provisions of this definition, with respect to any Award (or portion of an Award) that provides for a deferral of compensation that is subject to Section 409A of the Code, to the extent necessary to prevent such compensation from being includible in gross income pursuant to subparagraph (a)(1)(A) of that Code Section (and only to that extent), a “Change in Control” shall be deemed to have occurred only if and when (i) any one or more of the conditions set forth in paragraph (i), (ii), (iii) or

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(iv) above of this definition shall have been satisfied, and (ii) as to the Grantee to whom the Award was granted, the event in question also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of subparagraph (a)(2)(A) of Section 409A of the Code.
“Clawback Policy” means the Company’s Compensation Recoupment Policy, as in effect from time to time.
“Code” means the Internal Revenue Code of 1986.
“Committee” means the Compensation and Human Resources Committee of the Board, as constituted at any time, or any successor to such committee, or any other committee of the Board appointed or designated by the Board, as described in Section 3 or as otherwise provided in Section 3.
“Company” means Regions Financial Corporation, a Delaware corporation, or any successor corporation.
“Disability” means, unless the applicable Award Agreement provides otherwise, a physical or mental condition which is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which renders the Grantee incapable of performing the work for which he or she is employed or similar work, as evidenced, if applicable, by eligibility for and actual receipt of benefits payable under a group long-term disability plan or policy maintained by the Company or any of its Subsidiaries or Affiliates that is by its terms applicable to the Grantee. The determination of whether a Grantee has a Disability shall be determined under procedures established by the Committee. Notwithstanding the foregoing, with respect to any Award (or portion of an Award) that provides for a deferral of compensation that is subject to Section 409A of the Code, to the extent necessary to prevent such compensation from being includible in gross income pursuant to subparagraph (a)(1)(A) of that Code Section (and only to that extent), “Disability” means a disability as defined above that also qualifies the Grantee as “Disabled” within the meaning of subparagraph (a)(2)(C) of Section 409A of the Code.
“Effective Date” has the meaning assigned in Section 17.
“Eligible Recipient” means any full time or part time employee (including an officer or director who is also an employee) of the Company or any Subsidiary or Affiliate, any individual to whom an offer of employment has been extended who is reasonably expected to become an employee, a member of the Board or a member of the board of directors of a Subsidiary, or a consultant or other individual providing services to the Company or any Subsidiary or Affiliate as selected by the Committee. References to “employment” and related terms in the Plan will include the provision of services in any capacity.
“Exchange Act” means the Securities Exchange Act of 1934.
“Fair Market Value” means, unless the Committee determines otherwise, as of any given date, the closing sale price of a share of Stock on the date in question as reported by the principal consolidated transactions reporting system for securities listed on the principal securities exchange on which the Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
“Good Reason” means, unless otherwise provided by the Committee in an applicable Award Agreement, the occurrence of one or more of the following after a Change in Control:
(i)a material reduction in the Grantee’s base salary and annual bonus opportunity, in each case, as in effect immediately before the Change in Control; or
(ii)the Company requiring the Grantee to be based at any location that is more than 50 miles from his or her regular place of employment immediately before the Change in Control, except to the extent that such change in work location results in a commute from the Grantee’s primary residence that is the same or reduced as compared to the Grantee’s commute prior to such change.

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Notwithstanding the foregoing, no termination of the Grantee’s employment shall be for Good Reason unless (i) termination of the Grantee’s employment (or notice of the Grantee’s intent to terminate employment) occurs during the twenty-four (24) month period following the Change in Control, and (ii) the Grantee gives the Company written notice within ninety (90) days of the Grantee obtaining knowledge of circumstances giving rise to Good Reason (describing in reasonable detail the circumstances and the Good Reason event that has occurred) and the Company or its Subsidiary or Affiliate (as applicable) does not remedy these circumstances within thirty (30) days of receipt of such notice. In addition, an event will not give rise to Good Reason if it is made with the Grantee’s express written consent. Further, if a Grantee is a party to an employment agreement or change in control severance agreement or plan that includes a definition of “good reason”, then Good Reason for purposes of Awards granted to such Grantee shall have the same meaning as set forth in such employment agreement or change in control severance agreement or plan.
“Grantee” means a person who has been granted an Award under the Plan that remains outstanding, even if such person is no longer an Eligible Recipient.
“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and will include adoptive relationships of the Grantee and family limited partnerships, trusts or similar entities which are primarily for the benefit of the Grantee and his or her Immediate Family.
“Incentive Stock Option” means any Stock Option that is intended to be designated as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code and that is designated as an “Incentive Stock Option” in the applicable Award Agreement. Unless a Stock Option is specifically designated as an Incentive Stock Option, it will not be considered an Incentive Stock Option.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.
“NYSE” means the New York Stock Exchange.
“Other Awards” means an Award granted pursuant to Section 12.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns shares possessing a majority of the combined voting power of all classes of shares in one of the other corporations in the chain.
“Performance Award” means an Award granted under Section 11.
“Plan” has the meaning assigned in Section 1.
“Recoupment Policy” means the Company’s Financial Restatement Compensation Recoupment Policy, as in effect from time to time.
“Restricted Period” has the meaning assigned in Section 9.
“Restricted Stock” means shares of Stock subject to restrictions pursuant to an Award granted under Section 9.
“Restricted Stock Units” means restricted stock units pursuant to an Award granted under Section 10.
“Retirement” means, as it pertains to officers and employees, except as otherwise provided in an Award Agreement, that a Grantee experiences a separation from service (other than for Cause) at a time when the Grantee is (i) at least sixty five (65) years old or (ii) at least fifty five (55) years old and has at least ten (10) years of service with the Company or any of its Subsidiaries or Affiliates.
“Securities Act” means the U.S. Securities Act of 1933.
“Stock” means a share of Common Stock of the Company, par value $.01 per share.
“Stock Appreciation Right” or “SAR” means a stock appreciation right pursuant to an Award granted under Section 8.

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“Stock Option” or “Option” means an option to purchase Stock granted pursuant to Section 7.
“Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest.
(b)References in this Plan (i) to Sections are to sections of this Plan unless otherwise stated; (ii) to any contract (including any Award) are to the contract as amended, modified, supplemented or replaced from time to time; (iii) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; and (iv) to any governmental authority include any successor to the governmental authority. The various headings in this Plan are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Plan. Unless the context requires otherwise, words describing the singular number include the plural and vice versa, words denoting any gender include all genders and the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.”
3.ADMINISTRATION
(a)Subject to the Committee’s charter, the Plan will be administered by the Committee. The Committee may delegate any of its powers under the Plan to (i) a subcommittee of the Committee (which hereinafter will also be referred to as the Committee) and/or (ii) any person who is not a member of the Committee or to any administrative group within the Company, or to one or more officers or managers of the Company, or a committee of such officers and managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant, cancel, modify or waive rights with respect to, alter, discontinue, suspend or terminate Awards held by the Grantee and subject to the requirements of the NYSE applicable to the Company and Delaware corporate law. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)- 3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to directors) or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee herein. If so determined by the Committee, any Award made to any Grantee who is an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or member of the Board will be made by the full Board or a committee or subcommittee of the Board composed of at least two “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. For the avoidance of doubt, the Committee, any delegate pursuant to this Section 3(a) and the Board shall be treated as the “Committee” for purposes of this Plan.
(b)The Committee will have the power and authority to grant Awards under the Plan to Eligible Recipients pursuant to the terms of the Plan and to exercise all other powers granted to it under the Plan, subject to the terms of the Plan. In particular, but without limitation, the Committee will have the authority:
(i)to select those Eligible Recipients who will be Grantees;
(ii)to determine whether, to what extent, and which Awards are to be granted to Grantees under the Plan;
(iii)to determine the number of shares of Stock to be covered by each Award granted under the Plan;
(iv)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan, including the waiver or modification of any such terms or conditions;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, which will govern all written instruments evidencing Awards granted under the Plan, including Award Agreements relating hereto, as well as the waiver or modification of any such terms or conditions;
(vi)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it will from time to time deem advisable;

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(vii)to construe, interpret and implement the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto) and to otherwise supervise the administration of the Plan;
(viii)to determine the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards will lapse or terminate, and the acceleration of any such dates;
(ix)to determine the expiration date of any Award;
(x)to determine, at any time, whether, to what extent, and under what circumstances an Award may be settled, or the option or reference price of an Award may be paid, in cash, shares of Stock, other Awards, or other property or canceled, forfeited or suspended and the method or methods by which an Award may be settled, canceled, forfeited or suspended;
(xi)to determine whether a termination of employment has occurred with respect to any Grantee for purposes of the Plan and any Awards;
(xii)to establish any “blackout” period that it deems necessary or advisable;
(xiii)to prescribe Award Agreements (such Award Agreements need not be identical for each Grantee) and amendments thereto;
(xiv)to correct any defect, supply any omission and reconcile any inconsistency in the Plan; and
(xv)to make all other determinations necessary or advisable for administering the Plan.
(c)Without limiting the foregoing, the Committee may, in its absolute discretion, without amendment to the Plan, extend the period to exercise an Award (but not beyond its original term) or waive any condition imposed under the Plan, with respect to any Award, and/or waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of any Award.
(d)All decisions made in good faith by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company and the Grantees.
(e)No member of the Board or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) will have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or dishonesty or willful criminal act or omission. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation, Memorandum of Association (or other foundational document) or By- Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(f)Minimum Vesting. All stock-settled Awards granted under the Plan shall be subject to a minimum of one (1) year of vesting, except that up to 5% of the shares of Stock available for grant may be made subject to Awards that do not have such a minimum vesting

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requirement. The minimum vesting requirement does not apply to Acquisition Awards or to Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders (provided such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting). The minimum vesting requirement does not prevent the Committee from granting Awards that contain rights to accelerated vesting on death, Disability, Retirement, other termination of employment or a Change in Control, in the terms of the Award Agreement or otherwise.
4.SHARES OF STOCK AVAILABLE UNDER THE PLAN; SHARE COUNTING
(a)The Committee may make Awards under this Plan for up to a total of: (1) 38,448,403 shares of Stock (reduced by one share for every share subject to awards granted after December 31, 2024 under the 2015 Plan, provided that no awards may be granted under the 2015 Plan after the Effective Date of this Plan), plus (2) any shares of Stock subject to an outstanding award under the 2015 Plan that for any reason is cancelled, terminated, lapsed, expired, are forfeited, become unexercisable for any other reason or are settled for cash (in whole or in part) to the extent of such cancellation, termination, lapse, expiration, forfeiture, unexercisability or cash settlement, plus (3) any additional shares that become available for issuance under this Plan in accordance with Section 4(c), which may be either treasury shares, authorized but unissued shares or shares purchased by the Company in the open market or otherwise. Effective as of the Effective Date of this Plan, the portion of the share authorization under the 2015 Plan for any shares of Stock thereunder that are not issuable under an outstanding award under the 2015 Plan shall be cancelled and no longer available for grant. The number of shares of Stock that may be issued under this Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 5. Awards payable only in cash or property other than shares of Stock will not reduce the total remaining number of shares of Stock available under the Plan, and shares of Stock relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the number of shares of Stock available under the Plan. To the extent that (i) an Award under this Plan will expire, lapse, terminate or be cancelled for any reason without the issuance of shares of Stock, or (ii) Restricted Stock under this Plan will revert back to the Company prior to the lapse of the applicable restrictions, then the Committee may also grant Awards with respect to such shares of Stock or Restricted Stock.
(b)Each share of Stock underlying an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Award will count as one share of Stock.
(c)Any shares of Stock with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity (“Acquisition Awards”), will not count against the shares of Stock available to be delivered pursuant to Awards under this Plan.
(d)The total number of shares of Stock as to which Awards of Incentive Stock Options may be granted under this Plan may not, subject to adjustment as provided in Section 5, exceed Thirty Million (30,000,000) shares in the aggregate.
(e)From and after the Effective Date, the following shall not reduce the number of authorized shares of Stock available for issuance under this Plan:
(i)Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan to the extent the Awards expire or are canceled or surrendered;
(ii)Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited or is otherwise surrendered to the Company before the restricted period expires; and
(iii)Awards, to the extent the payment is actually made in cash.
(f)From and after the Effective Date, the following shares of Stock shall not become available for issuance under the Plan:

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(i)Stock withheld or tendered by Participants as full or partial payment to the Company upon exercise of a Stock Option granted under this Plan;
(ii)Stock reserved for issuance upon grant of stock-settled SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs;
(iii)Shares that are repurchased by the Company with Stock Option proceeds; and
(iv)Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the exercise of Stock Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.
(g)In order to retain and compensate non-employee directors for their services, and to strengthen the alignment of their interests with those of the stockholders of the Company, the Plan permits the grant of cash-based and stock-based awards to non-employee directors. The aggregate value of Awards that may be granted to any one non-employee director during any calendar year, solely with respect to his or her service as a non-employee director, may not exceed $750,000, based on the aggregate Fair Market Value of stock-based Awards, together with any cash compensation provided to such non-employee director, determined as of the date of grant.
5.EQUITABLE ADJUSTMENTS
In the event of any change in the number of issued shares of Stock (or issuance of shares other than shares of Stock) by reason of any forward or reverse stock split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of shares of Stock, the issuance of warrants or other rights to purchase shares of Stock or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, shares of Stock, other securities or other property) (each, an “Adjustment Event”), then the Committee shall equitably adjust the number or kind of shares that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the number of shares of Stock covered by such outstanding Award, the type of property to which the Award is subject and the exercise or reference price of such Award and the conditions of any Performance Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it determines to be appropriate, including (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 409A of the Code) and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards; provided that no such adjustment shall be made if or to the extent that it would cause any outstanding Award to fail to comply with Section 409A of the Code. In connection with any adjustment pursuant to this Section 5, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the shares of Stock covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 5, the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.
6.ELIGIBILITY
Eligible Recipients will be eligible to be granted any Award or any combination of Awards under the Plan at the same or different times, except that Incentive Stock Options will only be granted to Eligible Recipients who are employees of the Company or one of its Subsidiaries or Affiliates.
7.STOCK OPTIONS
Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Stock Options will enter into an Award Agreement with

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the Company, in such form as the Committee will determine. The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. To the extent that any Stock Option that is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option, it will constitute a Non-Qualified Stock Option. Stock Options granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:
(a)Option Price. The option price per share of Stock purchasable under a Stock Option will be determined by the Committee in its sole discretion at the time of grant but, except as otherwise permitted by Section 5 or in the case of an Acquisition Award, will not be less than 100% of the Fair Market Value of a share of Stock on such date (or in the case of Incentive Stock Options, 110% of the Fair Market Value per share on such date if, on such date, the Eligible Recipient owns, or is deemed to own under the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of Company Voting Securities (a “Ten Percent Owner”)).
(b)Option Term. The term of each Stock Option will be fixed by the Committee, but no Stock Option will be exercisable more than ten (10) years (or in the case of Incentive Stock Options granted to a Ten Percent Owner (as determined on the date of grant), five (5) years) after the date such Stock Option is granted.
(c)Other Terms and Conditions. The form, terms and conditions of each Stock Option will be determined by the Committee and will be set forth in the Award Agreement. Such additional terms and conditions may include provisions relating to the vesting and exercisability of such Stock Options as well as the conditions or circumstances upon which such Stock Options may be accelerated, extended, forfeited or otherwise modified. The Committee will specify in the applicable Award Agreement the circumstances in which Stock Options will vest, remain exercisable or be forfeited in the event of a Grantee’s termination of employment; provided that with respect to Incentive Stock Options, a Grantee will not be deemed to have terminated employment if the Grantee is on a bona fide leave of absence for not longer than three months or has a right to re-employment that is guaranteed by statute or contract.
(d)Method of Exercise. Subject to any vesting conditions established under Section 7(c), Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the option price in cash (by certified check or as otherwise permitted by the Committee). As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) in the form of unrestricted shares of Stock already owned by the Grantee that have a Fair Market Value on the date of tender equal to the aggregate option price of the shares of Stock as to which such Stock Option will be exercised (in the case of an Incentive Stock Option, the right to make payment in shares of Stock must be authorized only at the time of grant); (ii) any other form of consideration approved by the Committee and permitted by applicable law; or (iii) any combination of the foregoing.
(e)Annual Limit on Incentive Stock Options; Time Limit to Exercise. In addition to the limitation applicable to Incentive Stock Options in Section 4(d), to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Grantee under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Grantee during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision), the portion of such Incentive Stock Options in excess of $100,000 (or, if different, such maximum limitation) will be treated as Non-Qualified Stock Options. The portion of any Incentive Stock Option not exercised within 90 days after termination of employment will be treated as a Non-Qualified Stock Option.
(f)Settlement of an Option. In connection with the exercise of a Stock Option pursuant to paragraph (d), the Committee, in its sole discretion, may elect, in lieu of issuing shares of Stock pursuant to the terms of the Stock Option, to settle the Stock Option by paying the Grantee an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one share of Stock on the date the Stock Option is exercised over the option price of the Stock Option (the “Option Spread”) by (ii) the number of shares of Stock with respect to which the Stock Option is exercised. The amount payable to the Grantee in these circumstances will be paid by the Company either in cash or a combination of cash and Stock, as the Committee will determine at the time the Stock Option is exercised and/or at the time the Stock Option is granted.

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(g)No Option Repricing. Except as otherwise permitted by Section 5, the Committee shall not, without the approval of the Company’s stockholders, seek to cancel and replace any previously granted “underwater” Stock Option having a lower option price by: (i) amending or modifying the terms of the Stock Option to lower the option price; (ii) cancelling the underwater Stock Option and granting either (A) replacement Stock Options having a lower option price or (B) Restricted Shares, Restricted Stock Units, Performance Awards or Other Awards in exchange; or (iii) cancelling or repurchasing the underwater Stock Options for cash or other securities. A Stock Option will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Stock Option is less than the option price of the Stock Option.
(h)Automatic Exercise of Options. To the extent a Stock Option is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value per share is greater than the option price then in effect, then the Stock Option shall be deemed automatically exercised immediately before its expiration.
8.STOCK APPRECIATION RIGHTS
Stock Appreciation Rights may be granted alone or in addition to other Awards granted under the Plan. Any SAR granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of SAR Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted SARs will enter into an Award Agreement with the Company, in such form as the Committee will determine. Stock Appreciation Rights granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:
(a)Reference Price. The reference price per share of Stock underlying each SAR will be determined by the Committee in its sole discretion at the time of grant but, except as otherwise permitted by Section 5 or in the case of an Acquisition Award, will not be less than 100% of the Fair Market Value of a share of Stock on such date.
(b)SAR Term. The term of each SAR will be fixed by the Committee, but no SAR will be exercisable more than ten (10) years after the date such SAR is granted.
(c)Terms and Conditions. The form, terms and conditions of each SAR will be determined by the Committee and will be set forth in an Award Agreement. Such additional terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Stock Appreciation Rights as well as the conditions or circumstances upon which such Stock Appreciation Rights may be accelerated, extended, forfeited or otherwise modified. Settlement of each Stock Appreciation Right will be in cash, shares of Stock, other Awards or other property, or any combination of the foregoing, in the sole discretion of the Committee. The Committee will specify in the applicable Award Agreement the circumstances in which Stock Appreciation Rights will vest, remain exercisable or be forfeited in the event of a Grantee’s termination of employment.
(d)Method of Exercise and Payment. In connection with the exercise of a SAR, the Grantee will be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock, as determined by the Committee) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the reference price per share of Stock specified in the SAR Award Agreement, with the Committee having the right to determine the form of payment. No SAR may be exercised for a fraction of a share of Stock. Payment with respect to the exercise of a SAR shall be made on the date of exercise.
(e)No SAR Repricing. Except as otherwise permitted by Section 5, the Committee shall not, without the approval of the Company’s stockholders, seek to cancel and replace any previously granted “underwater” SAR having a lower reference price by: (i) amending or modifying the terms of the SAR to lower the reference price; (ii) cancelling the underwater SAR and granting either (A) replacement SARs having a lower reference price or (B) Restricted Shares, Restricted Stock Units, Performance Awards or Other Awards in exchange; or (iii) cancelling or repurchasing the underwater SARs for cash or other securities. An SAR will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such SAR is less than the reference price of the SAR.

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(f)Automatic Exercise of SARs. To the extent a SAR is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value per share is greater than the reference price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
9.RESTRICTED STOCK
Restricted Stock may be granted alone or in addition to other Awards granted under the Plan. Any Award of Restricted Stock granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Restricted Stock Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Restricted Stock will enter into an Award Agreement with the Company, in such form as the Committee will determine. Restricted Stock granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:
(a)Purchase Price. The price per share of Restricted Stock, if any, that a Grantee must pay for Restricted Stock purchasable under an Award will be determined by the Committee in its sole discretion at the time of grant.
(b)Terms and Conditions. The form, terms and conditions applicable to each share of Restricted Stock will be determined by the Committee and will be set forth in an Award Agreement. Such terms and conditions may include the restrictions upon such Restricted Stock, the dates as of which restrictions upon such Restricted Stock will lapse (any period prior to such lapse with respect to a share of Restricted Stock, the “Restricted Period”), and the conditions or circumstances upon which such Restricted Stock will be forfeited or the otherwise modified with respect to the applicable terms. The Committee will specify in the applicable Award Agreement the circumstances in which Restricted Stock will vest or be forfeited in the event of a Grantee’s termination of employment.
(c)Awards and Certificates. In the event that a stock certificate is issued in respect of Restricted Stock, such certificate will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that, unless the Committee will determine otherwise, the stock certificates evidencing Restricted Stock granted under the Plan will be held in the custody of the Company until the restrictions thereon will have lapsed, and, as a condition of any Restricted Stock Award, the Grantee will be required to deliver a stock power or stock transfer form, endorsed in blank, relating to the Restricted Stock covered by such Award.
(d)Forfeiture of Restricted Stock. In the event that any Restricted Stock should be forfeited by the Grantee, any stock certificate or certificates representing such Restricted Stock will be cancelled and the shares of Restricted Stock will either be cancelled or returned to the Company and belong thereafter to the Company. Upon the reversion of such shares of Restricted Stock to the Company, the Company will repay to the Grantee or (in the case of death) to the representative of the Grantee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Stock pursuant to Section 9(a).
(e)Right to Vote and Receive Dividends on Restricted Stock. Each Grantee will, during the Restricted Period, be the beneficial and record owner of such shares of Restricted Stock and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any share of Restricted Stock will be retained by the Company for the account of the relevant Grantee. Such dividends will revert back to the Company if for any reason the Restricted Stock upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, such dividends paid on such Restricted Stock and retained by the Company will be paid to the relevant Grantee, or if such Restricted Stock is forfeited, the Grantee shall have no right to such dividends. Unless the applicable Award Agreement provides otherwise, additional shares of Stock or other property distributed to the Grantee in respect of Restricted Stock, as dividends or otherwise, will be subject to the same restrictions applicable to such Restricted Stock.

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10.RESTRICTED STOCK UNITS
Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan. Any Restricted Stock Units granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Restricted Stock Unit Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Restricted Stock Units will enter into an Award Agreement with the Company, in such form as the Committee will determine. Restricted Stock Units granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:
(a)Terms and Conditions. The form, terms and conditions of each Restricted Stock Unit will be determined by the Committee and will be set forth in an Award Agreement. Such terms and conditions may include the conditions or circumstances upon which such Restricted Stock Unit will vest, be forfeited or otherwise modified, and the date or dates upon which any shares of Stock, cash or other property will be delivered to the Grantee in respect of the Restricted Stock Units. The Committee will specify in the applicable Award Agreement the circumstances in which Restricted Stock Units will be paid or forfeited in the event of a Grantee’s termination of employment.
(b)Settlement of Restricted Stock Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when shares of Stock would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such shares of Stock, a cash amount equal to the number of such shares multiplied by the Fair Market Value of a share of Stock on the date when shares would otherwise have been issued. If a Grantee is entitled to receive other shares, securities or other property as a result of an adjustment, pursuant to Section 5, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other shares, securities or other property, cash equal to the Fair Market Value thereof as determined in good faith by the Committee. Until the delivery of such shares of Stock, cash, securities or other property, the rights of a Grantee with respect to a Restricted Stock Unit will be only those of a general unsecured creditor of the Company.
(c)Right to Receive Dividend Equivalents on Restricted Stock Units. If provided for in the applicable Award Agreement, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any share of Stock underlying a Restricted Stock Unit had such shares of Stock been issued will be paid only at the time and to the extent such Restricted Stock Unit is vested and settled.
11.PERFORMANCE AWARDS
Performance Awards may be granted alone or in addition to other Awards granted under the Plan. Any Performance Award granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Performance Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Performance Awards will enter into an Award Agreement with the Company, in such form as the Committee will determine. Performance Awards granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:
(a)General. Performance Awards may be denominated as a cash amount, a number of shares of Restricted Stock, a number of Restricted Stock Units, Other Awards or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award will constitute a Performance Award by conditioning the right of a Grantee to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. In the event that a stock certificate is issued in respect of Performance Awards, such certificates will be registered in the name of the Grantee but will be held by the Company until the time such Performance Awards are earned. The performance conditions and the performance period applicable to each Performance Award will be determined by the Committee and set forth in an Award Agreement.

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(b)Adjustment. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of performance criteria. In addition, the Committee is authorized to make adjustments in the terms and conditions of Performance Awards, including to any applicable performance criteria, in recognition of unusual or nonrecurring events (including Adjustment Events, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate, or any business unit of the Company, or the financial statements of the Company, any Subsidiary or Affiliate, or any business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Grantee, and any other circumstances deemed relevant.
(c)Settlement of Performance Awards; Other Terms. Settlement of Performance Awards will be in cash, shares of Stock, other Awards or other property, or any combination of the foregoing, in the sole discretion of the Committee. The Committee will specify in the applicable Award Agreement the circumstances in which Performance Awards will be paid or forfeited in the event of a Grantee’s termination of employment.
12.OTHER AWARDS
The Committee may grant other types of equity-based or equity-related Awards (including unrestricted shares of Stock) or Cash Awards in such amounts and subject to such terms and conditions as the Committee will determine and may include, without limitation, Awards that upon grant are fully vested and non-forfeitable. Such Other Awards may entail the issue or transfer of actual shares of Stock or otherwise of amounts based on the value of shares of Stock. The terms and conditions applicable to Other Awards will be as determined by the Committee and set forth in an Award Agreement.
13.CHANGE IN CONTROL
(a)Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange applicable to the Company, if the employment of the Grantee is terminated by the Company without Cause or by the Grantee for Good Reason within the twenty-four (24) month period following such Change in Control:
(i)any and all Stock Options and Stock Appreciation Rights granted under the Plan will become both vested and immediately exercisable as of the date of such termination of employment;
(ii)any Restricted Period and other restrictions imposed on Restricted Stock or Restricted Stock Units will lapse, and Restricted Stock Units will become both vested and immediately payable as of the date of such termination of employment; and
(iii)any Other Awards will become both vested and immediately payable as of the date of such termination of employment.
(b)In the event of a Change in Control, the payout opportunities attainable under all outstanding Performance Awards will be deemed to have been earned based on the greater of targeted performance and actual performance being attained as of the effective date of the Change in Control and such Performance Awards will remain subject to time-based vesting for the remainder of the applicable performance period, subject to accelerated vesting in accordance with Section 13(a).
(c)In the event of a Change in Control, the Committee may determine that all outstanding Awards will be cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, will be paid out in cash, shares of Stock or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of a share of Stock on the date of settlement and (ii) prior to the occurrence of a Change in Control, the Committee may determine to cancel without any payment or other consideration any Stock Options and SARs having, as applicable, an exercise price

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or reference price per share at the time of the Change in Control that is equal to or greater than the value of the consideration received by stockholders of the Company in respect of a share of Stock in connection with the Change in Control.
14.AMENDMENT AND TERMINATION
The Committee or the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided that, except as provided at Section 5 hereof, no amendment by the Committee or the Board will (a) increase the total number of shares of Stock which may be issued subject to the Plan, (b) amend Sections 7(g) or 8(e) to allow for repricing of Stock Options or SARs, respectively, or (c) make any other change for which stockholder approval is required under any applicable law, regulation or exchange requirement, in each case, unless such change is approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement. Except as provided in Section 16(h), no action taken pursuant to this Section 14 of the Plan will, without the consent of the Grantee, be effective with respect to any Award which has been previously granted to a Grantee if it materially impairs such Award, except that the Committee and the Board have full discretion to amend the Plan (i) to the extent necessary to preserve equity accounting treatment with respect to any Award and any outstanding Award Agreement will be deemed to be so amended without obtaining the consent of any Grantee and (ii) to the extent necessary to comply with applicable law, tax rules, listing standards or accounting standards, and in each case, for purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award will not be considered to materially impair the rights of any Grantee.
15.UNFUNDED STATUS OF PLAN
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein will give any such Grantee any rights that are greater than those of a general unsecured creditor of the Company.
16.GENERAL PROVISIONS
(a)Compliance with Applicable Law. Stock will not be issued (and no payment in any other form will be made) pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Stock or other payment pursuant thereto will comply with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the Stock may then be listed (collectively, “Applicable Law”), and will be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may require any Grantee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. This Plan and each Award and Award Agreement are subject to and shall be, to the fullest extent possible, interpreted to be consistent with Applicable Law. In the event of any conflict, the provisions of Applicable Law control over the terms of this Plan and any Award or Award Agreement. Notwithstanding anything in this Plan or any Award Agreement to the contrary, in no event shall any Award, payment or benefit under this Plan or any Award Agreement vest or be settled, paid or accrued, if any such vesting, settlement, payment or accrual would be in violation of Applicable Law. In the event of any such violation, the Company and any Award recipient will cooperate in good faith to endeavor to meet the requirements of Applicable Law in a manner which preserves to the greatest extent possible the intent and purposes of this Plan and the applicable Award, payment or benefit.
(b)Certificate Legends. The certificates for shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Stock issued or delivered under the Plan will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is are then listed, and any applicable foreign, federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

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(c)No Right to Employment. The adoption of the Plan will not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor will it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.
(d)No Rights as a Stockholder. Except as otherwise provided in an Award Agreement, no Grantee (or other person having rights pursuant to such Award) will have any of the rights of a stockholder of the Company with respect to Stock subject to such Award until such Stock is issued to such person, and, if requested by the Company, until such person has given the representation described in Section 16(a). Except as otherwise provided in an Award Agreement or pursuant to Section 5, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.
(e)Non-Transferability. Except as otherwise provided by the Committee or in a Grantee’s Award Agreement, Awards may not be sold, pledged, assigned, encumbered, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, by a domestic relations order incident to a divorce, and as applicable, may be exercised, during the lifetime of the Grantee, only by the Grantee or the Grantee’s legal representative. Any attempt to dispose of any Awards in contravention of any such restrictions will be null and void and without effect. Notwithstanding the foregoing, the Committee in its discretion may permit a Grantee to transfer an Award by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the Grantee, or by gift to Immediate Family. Notwithstanding anything herein or in an Award Agreement to the contrary, any permitted transfer of an Award shall be for no consideration.
(f)Payment of Taxes/Right of Offset. As a condition to the receipt of any shares of Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a withholding obligation on the part of the Company relating to an Award (including, without limitation, for FICA taxes and any other federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such Award), the Company will require that the Grantee remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient in the opinion of the Committee to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves the issue or transfer of shares of Stock, then, unless the applicable Award Agreement provides otherwise, the Committee may permit a Grantee to satisfy the withholding obligation by electing to have the Company withhold shares of Stock or by tendering previously owned shares of Stock, in each case having a Fair Market Value not to exceed the maximum statutory tax rate in the applicable jurisdiction (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value will be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional share amount to be settled in cash). The obligations of the Company under the Plan will be conditional on the making of such payments or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.
(g)Tax Notifications. Each Grantee will promptly notify the Company of any election the Grantee makes under Section 83(b) of the Code or any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).
(h)Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan or an Award Agreement, if a Grantee is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Final Treasury Regulation 1.409A-1(h)) and if any Award or payment or settlement of an Award provided hereunder both (i) constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and (ii) cannot be paid or provided in the manner otherwise provided without subjecting the Grantee to “additional tax”, interest or penalties under Section 409A of the Code, then any such payment or settlement that is payable or that would be settled during the

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first six months following Grantee’s “separation from service” shall be paid or provided to Grantee no later than the last business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at Grantee’s death. In addition, any payment or benefit due upon a termination of Grantee’s employment that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall only be paid or provided to Grantee upon a “separation from service” (within the meaning of Final Treasury Regulation 1.409A-1(h)). For the purposes of this Agreement, each Award made pursuant hereto shall be deemed to be a separate payment. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement. In the event a Grantee is subject to income inclusion, additional interest or taxes, or any other adverse consequences under Section 409A of the Code, neither the Company, any Subsidiary, any Affiliate, the Board, the Committee, nor its or their employees, designees, agents or contractors shall be liable to any Grantee or other persons in connection with any adverse consequences under Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.
(i)Termination of Employment. The Committee in its discretion shall specify in the applicable Award Agreement the provisions governing the terms of an Award in the event of a Grantee’s termination of employment. Subject to applicable laws, rules and regulations, in connection with a Grantee’s termination of employment, as well as Section 3(f), the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to or extend the post-termination exercise period of an outstanding Award. The Committee’s decisions need not be uniform among all Award Agreements and Grantees and may reflect distinctions based on the reasons for termination of employment.
Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided that a Grantee’s employment shall be deemed to be terminated upon the first date following the passage of six months of leave unless the Grantee’ has a statutory or contractual right to reemployment. A termination of employment shall not occur in a circumstance in which a Grantee’ transfers from the Company to one of its Parents or Subsidiaries or Affiliates, transfers from a Parent or Subsidiary or Affiliate to the Company, transfers from one Parent or Subsidiary or Affiliate to another Parent or Subsidiary or Affiliate or, in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Grantee’s employer from or by the Company or its Subsidiary or Affiliate. The Committee may in its sole discretion take any further action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. A Grantee shall not be considered retired if and so long as he or she continues to serve as a director of the Company or a Subsidiary of the Company.
Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with applicable law, the Committee may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, the Grantee’s failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or any supplementary policy or agreement that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and its Affiliates.
(j)Deferral of Awards. The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred at the election of a Grantee.
(k)Dividend Equivalent Rights. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award), other than Awards of Stock Options and SARs, may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to other dividends or

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distributions on shares of Stock, with respect to the number of shares of Stock covered by the Award, as determined by the Committee, in its sole discretion; provided, however, that notwithstanding anything herein or in an Award Agreement to the contrary dividends or dividend equivalents with respect to Awards shall not be paid unless the related Award has been earned and shall be forfeited if the related Award is forfeited. The Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.
(l)Nature of Payments; Other Payments or Awards. Any and all grants of Awards and issuances of Stock under the Plan will constitute a special incentive payment to the Grantee and will not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan or under any Agreement with the Grantee, unless such plan or Agreement specifically provides otherwise. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or its Subsidiary or Affiliate from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
(m)Binding on Successors. The terms of this Plan will be binding upon and inure to the benefit of the Company and its successors and assigns.
(n)Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.
(o)Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable under the Plan.
(p)Waiver of Claims; Clawback. Before being selected by the Committee to receive an Award, no Eligible Recipient has any right to any benefits under the Plan. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement). Awards under the Plan shall be subject to the clawback, recapture or recoupment policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, as in effect from time to time, may be subject to the requirement that the Awards be forfeited, reduced, or repaid to the Company after they have been distributed or paid to the Grantee, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. By accepting an Award pursuant to this Plan, the Grantee shall be deemed to have agreed to abide by the Recoupment Policy and the Clawback Policy, in each case, to the extent applicable to the Grantee, in respect of all compensation received from the Company or any of its Affiliates, whether pursuant to this Plan or otherwise and whether subject to time- and/or performance-based vesting provisions, to the extent set forth in the Recoupment Policy or the Clawback Policy, as applicable, and the Grantee shall be deemed to have further agreed that, in the event that any such compensation previously paid to the Grantee is subject to recovery pursuant to the Recoupment Policy or the Clawback Policy, the Company shall be permitted to recover such compensation through any means determined by the Company in its sole discretion, including through withholding by the Company or any of its Subsidiaries or Affiliates of the Grantee’s salary, wages or any other cash or equity-based compensation payable to the Grantee by the Company or any of its Subsidiaries or Affiliates.

A-17	Regions Financial Corporation | 2025 Long Term Incentive Plan

(q)Right of Offset. Except with respect to Awards that are intended to be “deferred compensation” subject to Section 409A of the Code, the Company will have the right to offset against its obligation to deliver shares of Stock (or cash, other securities or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company or its Subsidiary or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company or its Subsidiary or Affiliate as determined by the Committee.
(r)No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 3(e) will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
(s)No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.
17.EFFECTIVE DATE OF PLAN
The Plan will become effective on the date it is initially approved by the Company’s stockholders (the “Effective Date”).
18.TERM OF PLAN
No Award will be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date (or, in the case of Incentive Stock Options, the tenth anniversary of the earlier of the Effective Date and Board approval of the Plan) or any earlier termination of the Plan as provided in Section 14, but Awards granted before the earlier of such dates may extend beyond that date.
19.GOVERNING LAW
The Plan and all determinations made and actions taken pursuant hereto will be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

Regions Financial Corporation | 2025 Long Term Incentive Plan	A-18